Exhibit 99.1

Aerohive Networks Announces CFO Transition; Expects Q3 Revenue at Top End of

Guidance Range

Names John Ritchie as CFO and SVP;

Gordon Brooks to assist with transition before pursuing other opportunities

SUNNYVALE, CA — August 31, 2015 — Aerohive Networks® (NYSE: HIVE), a leader in controller-less Wi-Fi and cloud-managed mobile networking for the enterprise market, today announced that Gordon Brooks, the company’s CFO and senior vice president, has resigned to pursue other opportunities and that John Ritchie has been appointed CFO and senior vice president effective August 31, 2015. Mr. Brooks will remain with the company as an advisor through the closing of its current third quarter and assist with the transition over the next several months.

The company also stated that it expects its revenue for the third quarter of 2015 to be at the top end of the guidance range of $40-42 million originally provided on its August 5, 2015 earnings call.

John Ritchie is a proven silicon valley CFO whose 28-year career in finance has included his most recent role as the CFO of Telerik AD, prior to its acquisition by Progress Software, and public company CFO roles at Ubiquiti Networks, Electronics For Imaging and Splash Technology Holdings.

“I am very pleased to be adding John to the executive team at Aerohive,” said David Flynn, President and CEO. “John brings outstanding financial expertise, valuable domain expertise and excellent management judgment. I look forward to working with him as we enable Aerohive to realize its full potential.”

“Aerohive is at the forefront of the mobility revolution and I look forward to helping lead the company through its next phase of growth,” said Mr. Ritchie.

Mr. Brooks said, “The decision to leave Aerohive was a difficult one for me. The progress we have made and the team and relationships we have built have been very rewarding, and I leave the company in a strong position with an exciting opportunity in front of it.”

Mr. Flynn added, “On behalf of the entire company and our Board of Directors, we thank Gordy for his valuable contributions and leadership since joining the company in early 2013. He built a strong finance team, was integral in transitioning Aerohive to a public company and played an important role in implementing our strategy. We wish him the very best in the next phase of his career.”

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Aerohive Networks’ financial expectations for 2015 and expectations regarding the growth of the Company. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: our ability to continue to attract, integrate, retain and train skilled personnel, especially skilled R&D and sales personnel, in general and in specific regions, our ability to develop and expand our sales capacity and improve the effectiveness of our channel, our ability to improve our operating and sales execution, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, our ability to benefit from our participation in the E-Rate program, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, including pricing pressures, changes in the mix and selling prices of Aerohive products, technological change, product development delays, reliance on third parties to manufacture, warehouse and timely deliver Aerohive products or international operations, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, Aerohive’s limited operating history, particularly as a public company, and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our over 22,000 end customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Sunnyvale, CA. For more information, please visit http://www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

The Blueshirt Group

Suzanne Schmidt or Melanie Solomon

(408) 769-6720

ir@aerohive.com

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